UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 11, 2010 (June 1, 2010)
TRIPLE-S MANAGEMENT CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico (State or Other Jurisdiction of Incorporation)	001-33865 (Commission File Number)	66-0555678 (IRS Employer Identification No.)
Registrant’s telephone number, including area code: 787-749-4949
1441 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920
(Address of Principal Executive Offices and Zip Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On June 1, 2010, the Board of Directors of Triple-S Management Corporation (the “Company”), acting upon the recommendation of its Corporate Governance Committee, approved and adopted the amended and restated bylaws of the Company (the “Bylaws”). In general, the provisions included in the Company’s previous bylaws (the “Prior Bylaws”) have been rearranged in the Bylaws in order to improve their presentation. The Bylaws also contain other immaterial conforming changes and corrections. Moreover, certain sections that repeated provisions included in the Company’s Articles of Incorporation (the “Articles”) or the Puerto Rico General Corporation Law (the “PRGCL”) were eliminated. The following is a summary of the principal amendments included in the Bylaws and is qualified in its entirety by reference to the Bylaws filed as an exhibit to this Current Report on Form 8-K.
     Section 1.1 of the Bylaws was added in order to provide that the registered office and registered agent of the Company shall be as provided by the Board of Directors of the Company (the “Board”) or the Articles. Section 1.2 was added to provide that the Company may have corporate offices anywhere within or outside Puerto Rico as the Board may decide. Section 1.3 of the Bylaws replaces Section 3-2 of the Prior Bylaws, which only provided for the keeping of a shareholder register. Section 1.3 of the Bylaws provides that the Company must keep a shareholder register and accurate books and records.
     Sections 2.1 and 2.2 of the Bylaws replace Section 4-1 of the Prior Bylaws and contain similar provisions for the location and timing of the annual shareholders meeting. The Bylaws, however, eliminate any reference to a shareholder vote to amend the Articles, as this is already required by the PRGCL. Section 2.3 of the Bylaws replaces Section 4-2 of the Prior Bylaws, which provided that only the majority of the Board or 25% of the shareholders could call a special shareholder meeting. Pursuant to Section 2.3 of the Bylaws, a special shareholder meeting may only be called by the Company’s chief executive officer or the majority of the Board. Section 2.4 of the Bylaws replaces Section 4-3 of the Prior Bylaws. Although these sections are substantively similar, Section 2.4 of the Bylaws requires that the Secretary execute an affidavit of mailing upon the delivery to shareholders of the notice of the annual shareholders meeting. Section 2.5 of the Bylaws partially replaces Sections 7-2 and 7-3 of the Prior Bylaws and specifically provides for the appointment of a presiding official at the annual shareholders meeting instead of relying on the description of the Chairman’s and Vice Chairman’s duties contained in Section 7-2 and 7-3 of the Prior Bylaws.
     Section 2.6 of the Bylaws replaces Section 4-5 of the Prior Bylaws, which set forth the quorum requirements for a shareholders meeting. Section 2.6 of the Bylaws provides that one-third of the issued and outstanding shares shall constitute quorum at a shareholders meeting. Section 4-5 of the Prior Bylaws provided that the majority of the issued and outstanding shares constituted quorum, but if quorum was not present a half-hour after the start of the meeting, then one-third of the issued and outstanding shares would constitute quorum. The Company understands that these provisions achieve virtually the same goal and are consistent with the provisions of the PRGCL. Sections 2.7 and 2.8 of the Bylaws replace Sections 5-1 and 5-2 of the Prior Bylaws with substantively similar provisions regarding voting at shareholder meetings, except that the provisions regarding voting by proxy have been eliminated and a reference to the PRGCL has been included.
     Section 2.9 of the Bylaws was added in order to provide for the fixing of a record date, a provision that was not included in the Prior Bylaws. Section 2.11 of the Bylaws replaces Section 4-9 of the Prior Bylaws which required the use of Robert’s Rules of Order for the conduct of annual shareholder meetings. Under the new provision, the Board may set the rules for the annual shareholders meeting by resolution and the presiding official may provide for additional rules not inconsistent with those set forth by the Board. Sections 2.12 and 2.13 of the Bylaws replace Section 4-10 and 4-7 of the Prior Bylaws, respectively, with substantively similar provisions regarding the designation of inspectors of elections and the presentation of shareholder proposals.
     Sections 3.1, 3.2 and 3.3 of the Bylaws replace certain provisions of Section 6-1, 7-1(A) and 7-1(D) of the Prior Bylaws with substantively similar provisions regarding the general grant of authority to the Board to conduct the business of the Company in compliance with the requirements of the Blue Cross Blue Shield Association (“BCBSA”) and the composition of the staggered board. Section 3.3 of the Bylaws also includes a provision that allows the Board to alter the number of directors in each class, subject to the provisions of the Articles.

     Section 3.4(a) of the Bylaws replaces certain provisions of Section 6-1 and Section 6-2 of the Prior Bylaws with similar provisions, except that the Bylaws provide that a person may not be nominated for election or reelection to the Board past his or her 72nd birthday. Sections 3.6 and 3.7 of the Bylaws replace Section 7-1(E) of the Prior Bylaws regarding the conduct of Board meetings. Pursuant to the new provisions, the Board has the authority to determine the amount of times it will meet, is not required to hold a minimum amount of meetings, eliminates the notice requirement for previously scheduled meetings, provides a more streamlined and expedited process for the calling of special meetings and allows Board members to waive notice of a meeting where its allowed under the PRGCL.
     Sections 3.11 and 3.12 of the Bylaws have been added in order to provide flexibility in the setting of the Board’s compensation and provide procedures for the resignation of Board members. Section 3.14 of the Bylaws is substantively similar to Section 7-6 of the Prior Bylaws regarding the creation and administration of committees of the Board, except that its makes general reference to BCBSA requirements for committees rather than prescribing the specific standing committees of the Board. Sections 3.15 and 3.16 of the Bylaws, however, add certain provisions regarding the quorum requirements and the procedures for the filling of vacancies on committees.
     The provisions of Section 4 of the Bylaws are basically similar to those of Section 7-2, 7-3 and 8 of the Prior Bylaws. These provisions regarding the officers of the Company, however, incorporate the responsibilities of the Treasurer into those of the Chief Financial Officer and provide procedures for the resignation of the Company’s officers.
     The provisions of Section 5 of the Bylaws regarding the Company’s stock are similar to those contained in Sections 2-2, 3-1, 3-2 and 3-3 of the Prior Bylaws. The Bylaws, however, include certain provisions that clarify the consideration that is acceptable to the Company in exchange for its stock, provide an express delegation of authority to the Company’s registrar and transfer agent, includes an express procedure for the closing of the shareholder register in order to determine who is entitled to vote at a shareholder meetings and provides for the replacement of stock certificates that have been lost, stolen, mutilated or destroyed.
     Sections 6.1, 6.3, 6.4 and 6.5 of the Bylaws have been included in order to provide general grants of authority for the determination of the Company’s fiscal year, execution of contracts by the Company’s officers, the issuance of checks and drafts, and the deposit of the Company’s funds. Section 6.2 of the Bylaws replaces Section 2-3 of the Prior Bylaws and provides that the Board may change the seal of the Company by resolution rather than amendment of the Bylaws.
     Sections 1-1, 7-7 and 10-1 of the Prior Bylaws were excluded from the Bylaws because the Company believes that these sections were either not required to be included in the Bylaws, are covered by the Company’s other corporate governance documents or repeat provisions of the PRGCL.
     A copy of the Bylaws of the Company, as amended, is being filed as Exhibit 3.1 to this Current Report on Form 8-K and is available at the Company’s website at www.triplesmanagement.com.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibit
          The following exhibits shall be deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

3.1	Amended and Restated Bylaws of Triple-S Management Corporation, as amended on June 1, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPLE-S MANAGEMENT CORPORATION
Date: June 11, 2010	By:	/s/ Ramón M. Ruiz Comas
	Name:	Ramón M. Ruiz-Comas
	Title:	President & Chief Executive Officer

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